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                                                                    Exhibit 15.1



We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-26641, Form S-8 No. 33-34745, Form S-8 No. 33-76780, Form S-8
No. 333-00075, Form S-8 No. 333-07091 and Form S-8 No. 333-81949) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, the IMCO Recycling Inc. Amended and Restated 1992 Stock Option Plan, the IMCO Recycling Inc. Annual Incentive Program and the IMCO Recycling Inc. Employee Stock Purchase Plan of our report dated July 26, 1999 relating to the unaudited consolidated interim financial statements of IMCO Recycling Inc. which are included in its Form 10-Q for the quarter ended June 30, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                              /s/  ERNST & YOUNG LLP



Dallas, Texas
August 13, 1999